[AETNA LETTERHEAD]
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                                              Aetna Inc.
                                              151 Farmington Avenue
                                              Hartford, CT  06156-3124



                                              Amy R. Doberman
                                              Counsel
                                              Law Division, RE4A
February 26, 1998                             Investments & Financial Services
                                              (860) 273-1409
                                              Fax:  (860) 273-0356


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Attention: Filing Desk

Re:    Aetna Generation Portfolios, Inc.
       Post-Effective Amendment No. 6 to
       Registration Statement on Form N-1A
       (File No. 33-88334 and 811-8934)

Dear Sir or Madam:

The undersigned serves as counsel to Aetna Life Insurance and Annuity Company (ALIAC), the investment adviser to Aetna Generation Portfolios, Inc., a Maryland corporation (the "Company"). It is my understanding that the Company has registered an indefinite number of shares of beneficial interest under the Securities Act of 1933 (the "1933 Act") pursuant to Rule 24f-2 under the Investment Company Act of 1940 (the "1940 Act").

Insofar as it relates or pertains to the Company, I have reviewed the prospectus and the Company's Registration Statement on Form N-1A, as amended to the date hereof, filed with the Securities and Exchange Commission under the 1933 Act and the 1940 Act, pursuant to which the Shares will be sold (the "Registration Statement"). I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents and other instruments I have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Maryland and the District of Columbia. My opinion herein as to Maryland law is based upon a limited inquiry thereof that I have deemed appropriate under the circumstances.

Page 2
February 26, 1998


Based upon the foregoing, and assuming the securities are issued and sold in accordance with the provisions of the Company's Articles of Incorporation and the Registration Statement, I am of the opinion that the securities will when sold be legally issued, fully paid and nonassessable.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Amy R. Doberman
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Amy R. Doberman
Counsel